EXHIBIT 10.1

AMENDMENT
OF
AMENDED AND RESTATED
ACCO BRANDS CORPORATION
2005 INCENTIVE PLAN

This Amendment (“Amendment”) of the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (“Plan”) is adopted effective February 28, 2008, subject to approval by a majority of the voting stockholders at the first annual meeting of stockholders occurring after the date hereof.

1.           The first sentence of Section 4(a) of the Plan is deleted in its entirety and replaced as follows:

“(a)  The total number of shares of Common Stock that may be issued pursuant to Awards made under the Plan, including Incentive Stock Options, is 6,703,000 shares (including shares authorized under the Plan prior to the Effective Date).”

2.           Section 7(d)(i) of the Plan is deleted in its entirety and replaced as follows:

“(i)
Subject to the provisions of the Plan and the applicable Restricted Stock Award, during the period established by the Committee commencing on the date of such Award and ending on the date that all restrictions under the Award lapse (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock.  Upon the lapse of the Restriction Period with respect to any Restricted Stock without a forfeiture thereof (in whole or in part), ACCO’s transfer agent will be notified that the transfer of such Restricted Stock shall no longer be subject to the terms, conditions and restrictions under the Award.  For the purpose of an Award of Restricted Stock Units, the “Restriction Period” shall be the period commencing on the date of the Award and ending on the date that the Award Participant satisfies all terms and conditions for which the Award becomes nonforfeitable (in whole or in part).  Notwithstanding the foregoing, the Restriction Period for Awards of Restricted Stock and Restricted Stock Units shall be for a period ending not earlier than the third anniversary of the date of the Award, except (A) for Performance Awards granted pursuant to, and governed by, Section 8 of the Plan, (B) for Awards, in the aggregate, for such number of shares of Common Stock not exceeding 5% of the available shares for Award under the Plan at the time of the Award, and (C) as otherwise specifically provided in the following subsections of this Section 7(d) of the Plan.”

3.           Section 7(d)(iv) of the Plan is deleted in its entirety and replaced as follows:

“(iv)
Except as otherwise determined by the Committee (other than to reduce the one-year period below), upon termination of a Participant’s employment or service with the Company during the Restriction Period by reason of the Participant’s Retirement, or the involuntary termination of the Participant’s employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, a prorated portion of the shares of Restricted Stock under each such Award shall become unrestricted, and a prorated portion of the shares of Common Stock represented by Restricted Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Restriction Period elapsed through the date of Retirement or involuntary termination, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of Retirement or such involuntary termination, the remaining portion of such Award that does not become unrestricted or nonforfeitable pursuant to this Section 7(d)(iv) shall be forfeited and terminate.”

4.           Section 8(f) of the Plan is deleted in its entirety and replaced as follows:

“(f)           Except as otherwise determined by the Committee (other than to reduce the one-year period below), if prior to the end of a Performance Period a Participant’s employment or service with the Company terminates by reason of the Participant’s involuntary termination of employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, the Participant shall be entitled to an immediate prorated payment with respect to each outstanding Performance Award, with such proration to be based on the portion of the Performance Period elapsed through the date of involuntary termination, and for this purpose the performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of such involuntary termination, the portion of such Award which is not then payable pursuant to this Section 8(f) shall be forfeited and terminate.”

5.           The Plan is hereby ratified, affirmed and continued, as amended hereby.